UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2021

TRILLIUM THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-36596	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Trillium Therapeutics USA Inc.

100 CambridgePark Drive,  Suite 510

Cambridge, Massachusetts, 02140

USA

(Address of principal executive offices, including zip code)

(416) 595-0627

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	TRIL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On October 28, 2021, Trillium Therapeutics Inc. (“Trillium”) announced that it obtained a final order from the Supreme Court of British Columbia approving the previously announced plan of arrangement (the “Arrangement”) under Division 5 of Part 9 of the Business Corporations Act (British Columbia) pursuant to the Arrangement Agreement, dated August 20, 2021 by and among Trillium, Pfizer Inc. (“Pfizer”) and PF Argentum Acquisition ULC (“PF Argentum”), a wholly-owned indirect subsidiary of Pfizer.

The Arrangement is subject to regulatory approval and clearances, as well as other customary closing conditions. Subject to the satisfaction of such conditions, the transaction is expected to be completed in the fourth quarter of 2021 or the first half of 2022. Following closing of the Arrangement, Trillium’s common shares will be delisted from the Toronto Stock Exchange and NASDAQ.

A copy of the press release issued by Trillium on October 28, 2021 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
99.1	Press release issued by Trillium Therapeutics Inc. on October 28, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL and embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2021	Trillium Therapeutics Inc.

	By:	/s/ James Parsons
		Name:	James Parsons
		Title:	Chief Financial Officer